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                                                                    EXHIBIT 10.8

                                SERVICE AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this ___________ day of ____, by and among __________________ (BANK) and NATIONAL PROCESSING COMPANY
(NPC).

                                   WITNESSETH:
                                   -----------


      WHEREAS, BANK has authorized NPC to perform certain processing services related to the acceptance of Cards by Merchants.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, BANK and NPC agree as follows:

      1.    DEFINITIONS.
            ------------

            (a) "Association Rules" mean the rules, regulations, releases and interpretations of any applicable Association.

            (b) "Associations" mean Visa, MasterCard, and, if and to the extent so provided hereafter in another appropriate addendum to this Agreement, the issuers of any Cards specified on such other addendum.

            (c) "Authorization" means a function which examines individual transactions to determine whether the Card or account of a Cardholder initiating such purchase is in conformity with usage criteria established by issuer(s).

            (d) "Authorization Center" means a data service providing current information as to whether or not transactions are authorized.

            (e) "Card" means (i) a valid credit or debit card bearing the service mark of Visa or MasterCard and (ii) if and to the extent so provided hereafter in another appropriate addendum to this Agreement a card issued by any of the other card issuers specified on such other addendum.

            (f) "Cardholder" means the person or persons in whose name a Card is maintained and who is presenting the Card for payment, or an authorized user or users whose signature appears thereon.

            (g) "Cash Advance" means currency paid out in accordance with the Association Rules to a holder of a valid Visa or MasterCard card, except for any such currency paid out through an automated teller machine.

            (h) "Credit Voucher" means a document or an electronic record submitted to BANK by a Merchant evidencing any refund or price adjustment to be credited to a Cardholder account.

            (i) "Data Capture" means a computerized function whereby BANK's Merchants electronically collect and record certain Card information which is required by Associations to accept, process and pay Merchants for Card transactions accepted by Merchants for merchandise sold or services rendered to Cardholder(s).




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            (j)   "Depository Account" means an account maintained by BANK, at the BANK, or at any other depository institution designated by BANK and located in the United States to which BANK funds will be credited and chargebacks, processing fees and adjustments will be debited on a daily basis.

            (k) "Floor Limit" means the dollar limitation mutually agreed upon from time to time in writing by NPC and BANK above which the total amount of any single sales transaction by Merchant through the use of a Card requires Authorization. NPC and BANK mutually agree to a Floor Limit of zero dollars as of the effective date.

            (1) "Interchange" means the electronic transmission system of Visa, MasterCard and any other applicable Card issuer for the exchange of debit and credit transaction data.

            (m)   "MasterCard" means MasterCard International, Inc.

            (n) "Merchant" means a business entity which accepts Cards as payment for products and services and with which BANK has contracted to provide collection of such payments from the Card issuer.

            (o) "Merchant Acquiring Business" shall mean (i) the entering into agreements with Merchants for the provision of Credit Card Processing Services and (ii) the disbursement of currency in a Cash Advance. Such definition shall not include the issuance of credit cards.

            (p) "Procedures Manual" shall mean a manual which NPC shall supply to BANK and may amend and supplement from time to time to specify procedures to be followed in performing this Agreement.

            (q) "Sales Draft" means an electronic record arising from the use of a Card which evidences an obligation on the part of the Cardholder to pay money to the Card issuer.

            (r) "Terminal" means a communication device used to enter transaction data into a system and/or Authorize Card transactions.

            (s)   "Visa" means Visa U.S.A., Inc. and Visa International.

      2.    NPC'S RESPONSIBILITIES.
            -----------------------

            Except as otherwise provided herein, during the term of this Agreement NPC (or its designees) shall be the sole provider of, and shall satisfy all of BANK's requirements for, the services necessary to authorize, process and settle through the applicable interchange systems, all card transactions effected by BANK's Merchants and the services specified on Attachment A or other appropriate addendum to this Agreement with respect to transactions effected by BANK's Merchants involving any other credit cards covered hereby. Such services include, but are not limited to, the following with respect to Visa and MasterCard Card transactions and such of the following as may hereafter be specified with respect to other types of Card transactions:

            (a)   AUTHORIZATION OF ALL CARD TRANSACTIONS;

            (b)   DATA CAPTURE OF CARD TRANSACTIONS;

            (c)   COLLECTION OF FUNDS DUE FROM CARD TRANSACTIONS FROM CARD
                  ISSUERS;

            (d)   SETTLEMENT OF INTERCHANGE EXPENSES;


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            (e)   OTHER BANKCARD PROCESSING SERVICES; NPC will provide other back end processing services including, but not limited to, merchant billing and statementing.

            (f) MERCHANT IMPLEMENTATION. NPC will receive and process new merchant set up's and routine account maintenance via the "mini fact sheet" process. This process will include the keying of data into the NPC processing system and the verification of each new merchant against the Visa and MasterCard terminated merchant file database.

            (g)   PROCESSING OF CHARGEBACKS AND RETRIEVALS.

            (h) CUSTOMER SERVICE. Where applicable, NPC will provide customer service to BANK's merchants, via written and/or telephonic communication with the BANK, and will provide adequate resources and facilities to maintain customer service standards;

            (i) MANAGEMENT REPORTING. NPC will provide the BANK's management accurate statistical and performance reporting. Attachment B is a list of the reports to be provided initially with a brief description and reporting frequency;

            (j) MARKETING/PRODUCT DEVELOPMENT. NPC will support BANK and its product managers on a continuous basis by either introducing and advocating promotional services and materials available and/or by being responsive to the BANK's requests for assistance;

            (k) OPERATIONS AND ADJUSTMENT CONTROL. NPC will provide efficient and accurate support in each area of service provided for in Attachment A;

            (l) PROCESSING STANDARDS AND SERVICE LEVELS. The processing standards and service levels identified in Attachment C will be used to evaluate the quality and timeliness of the functions performed by NPC on the behalf of BANK. NPC will comply with the standards and service levels set forth in Attachment C. NPC's performance against the agreed upon Service Levels will be reported to BANK on a quarterly basis.

            (m) RELATIONSHIP MANAGEMENT. NPC will assign a Member Bank Representative, "Representative", who will be responsible for the day to day relationship between NPC and BANK. All processing issues and processing concerns will be communicated to the assigned Representative for resolution. The Representative will also be responsible for monitoring NPC's performance against the Service Levels and reporting to BANK. Regular performance reviews will be scheduled with the management of BANK.

            (n) PROBLEM RESOLUTION. Any service level problems or quality of service issues should be communicated to the Representative. NPC will respond to the management of BANK, in writing, on all reported problems and issues.

            (o) OTHER SERVICES. Other services may be provided by NPC as agreed to from time to time by BANK and NPC.

            NPC's status as sole provider will apply for any and all services with respect to this Section 2 except with respect to (i) Authorization and Data Capture services being provided to Merchants, as of the effective date using third party Authorization and Data Capture Processing services, provided however that if such Merchant converts to the Authorization and Data Capture services provided by NPC, NPC shall be the exclusive provider of such Authorization and Data Capture services (ii) the BANK's use of third party providers of Authorization and Data Capture services for which NPC does not offer similar features.





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      3.    BANK'S RESPONSIBILITIES.
            ------------------------

            (a) BANK shall promptly apply (to the extent such action has not already been taken) for membership in Visa International, Inc. and MasterCard as a sponsored member with respect to BANK's Merchant Acquiring Business, authorized to perform the functions contemplated by this Agreement, and BANK shall maintain such membership for the duration of this Agreement. BANK shall not take any action to solicit contracts with merchants for authorization, processing and settlement of their Visa or MasterCard card transactions or to make Cash Advances to holders of Visa or MasterCard cards unless and until BANK is a member of Visa International, Inc. and MasterCard, authorized to conduct the Merchant Acquiring Business.

            (b) BANK shall be responsible for the following aspects of Merchant service: (i) contracting directly with each Merchant using a contract which complies with rules and regulations of the Associations; (ii) establishing pricing or discounts for Merchants; (iii) establishing such Merchant by the proper execution of procedures or completion of forms, which include but are not limited to: completing a Merchant application (to enter into the account processing system); performing Merchant site certification; and reviewing Merchant credit history.

            (c) By written agreement BANK will require Merchants of BANK to comply with all Association Rules and regulations. Merchants' agreements with BANK will include at least the following:

                  (1) Merchant shall honor any valid Visa or MasterCard card properly tendered for use.

                  (2) Merchant shall not engage in acceptance practices or procedures that discriminate or discourage the use of MasterCard cards in favor of any other competing card brand that Merchant also accepts.

                  (3) Merchant shall adequately display the MasterCard, Visa and other Card marks or logo types on promotional materials.

                  (4) Merchant shall not require any Cardholder to pay any part of BANK's discount charged to the Merchant. Merchant shall not require a minimum or maximum transaction amount and shall not post signs requiring a minimum or maximum transaction amount.

                  (5) Merchant shall not effect a Card transaction when only a part of the amount due is included on a single Sales Draft, except when the balance of the amount due is concurrently paid by the Cardholder in cash or by check, or both.

                  (6) Merchant shall not process for payment into Interchange any transaction(s) representing the refinancing of an existing obligation of a Cardholder including, but not limited to, obligations (i) previously owed to the Merchant (except where the refinancing results from a conversion of the Merchant's existing credit program to a Card program), (ii) arising from the dishonor of a Cardholder's personal check, and/or (iii) representing the collection of any other pre-existing indebtedness.

                  (7) Merchant shall not present for processing or entry into Interchange, directly or indirectly: any transaction which was not originated as a result of an act between the Cardholder and such Merchant, or (ii) any transaction representing payment for a product or service other than a product or service identified on the Merchant application form.



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                  (8)   Merchant shall not refuse a Card sale because a
                        Cardholder refuses to provide supplementary information (i.e., address, telephone number) or identification (i.e., drivers license, other credit cards, etc.) when a valid Card is presented unless such information is required as specified in the Association Rules.

                  (9) If the total amount of the Sales Draft, or the total amount of consecutive Sales Drafts arising out of sales transactions at the same location charged to the same Card, is in excess of the Floor Limit, then clearance must be obtained by Merchant from the Authorization Center provided for such purpose and the fact of such clearance noted on the Sales Draft in the space provided.

                  (10) All Card transactions will receive Authorization (either by voice telephone authorization from the Authorization Center, or through an electronic terminal capable of accessing the Authorization Center).

                  (11) Except with respect to Mail Order Telephone Order, all Sales Drafts will be completed to include either a physical imprint or an electronic printing resulting from the utilization of a magnetic stripe reader consisting of the name of the Cardholder, the Cardholder account number, the expiration date, and any embossed initial date of validity; the signature of the authorized user as it appears on the appropriate space on the Card; the name, address and unit number of Merchant; the transaction date; the description of the product sold or service rendered; the total selling price; and the Authorization number, if required. Merchant shall compare the signature on the Sales Draft or Credit Voucher with the signature of the authorized user as it appears on the appropriate space on the Card. If Merchant accepts telephone or mail orders or recurring sales or other preauthorized orders or sales, each such card transaction must be authorized regardless of the face amount, and Merchant must write "TO", "MO", "Recurring Transaction" (for Visa and other non-MasterCard card transactions) or "PO" (for MasterCard card transactions) as applicable, on the Sales Record in lieu of the Cardholder's signature.

                  (12) Merchant shall deliver to the Cardholder a true and complete copy of the Sales Draft(s), or transaction record(s), or suitable receipt(s) evidencing a transaction involving the use of a Card. Such copy shall be delivered at the time the Sales Draft, transaction record, or suitable receipt is executed by the Cardholder, or promptly after the delivery of the goods or performance of the services covered thereby, whichever is earlier.

                  (13) Merchant shall not receive any payments from a Cardholder with respect to charges for goods or services which are included on a Sales Draft resulting from the use of a Card.

                  (14) If Merchant agrees to accept a recurring transaction from a Cardholder for the purchase of goods or services which are delivered or performed periodically, the Cardholder shall complete and deliver to the Merchant a written request for such goods or services to be charged to the Cardholder's account. The Cardholder's authorization must be (i) retained for the duration of the recurring charges; (ii) provided in response to an issuer's request for original paper; and (iii) used no further upon receiving a notice of cancellation.

                  (15) Merchant shall not, with regard to the exchange, return or adjustment of any goods or services, discriminate against any Cardholder. Merchant may establish its own policy concerning refunds and Merchant will give Cardholder proper disclosure of this policy at the time of any Card transaction. Such disclosure must be made on each Sales Draft, transaction record, or suitable receipt provided to a Cardholder and must be in close proximity to the space provided for the Cardholder's signature. If with respect to any

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                        Card transaction any merchandise is accepted for return,
                        any services terminated or canceled, or any price adjustment is allowed, Merchant shall not make any cash refund to Cardholder but shall deliver promptly to BANK a Credit Voucher evidencing such refund or adjustment. Merchant shall deliver to Cardholder a true copy of each applicable Credit Voucher or suitable receipt therefor, completed so as to show the date of transaction and the amount of the credit granted.

                  (16) Merchant, or its designee(s), shall to the best of its ability, forward to BANK copies or electronic equivalent of the Sales Drafts and Credit Vouchers on a daily basis. Merchant must agree to comply with NPC' standard formats for Authorization and settlement functions.

      4.    CASH ADVANCES.
            --------------

            (a) GENERAL REQUIREMENTS. BANK shall make Cash Advances in accordance with this Section 4. BANK must obtain authorization through NPC for each Cash Advance made by BANK at any of its offices. Each Cash Advance transaction by BANK shall be evidenced by a Cash Advance draft completed in accordance with the Association Rules or shall be data captured by NPC.

            (b) SUBMISSION OF DRAFTS. BANK shall collect all Cash Advance drafts evidencing indebtedness arising from Cash Advance transactions by BANK under this Agreement and deliver data by capturing and transmitting to NPC, by the third banking day after which the respective Cash Advance transaction occurred, in accordance with instructions from NPC. BANK shall comply with instructions issued by NPC regarding the retention and retrieval of Cash Advance slips and paper records of data captured Cash Advances.

      5.    PRESENTMENT AND SETTLEMENT OF CARD TRANSACTIONS.
            ------------------------------------------------

            (a) BANK shall electronically deliver to NPC or NPC's designated processing facility Sales Drafts or other transaction records for all Card transactions to be processed and settled hereunder. BANK shall produce and maintain duplicates of Sales Drafts and other transaction records submitted to NPC for processing or, at BANK's option, shall assume the risk of loss or damage which might result from BANK's failure to maintain such duplicates.

            (b) NPC shall settle to BANK's Depository Account or distribute to merchants as directed by the BANKS, settlement funds paid by Visa and MasterCard with respect to applicable transactions no later than the banking day following the day NPC receives payment from the applicable Association.

      6.    CHARGEBACKS.
            ------------

            NPC may charge back to BANK any transaction amount (commonly referred to as a "chargeback") within the time frames permitted by the then current Association Rules or pursuant to applicable law.

            (a) Should BANK request that chargeback protests be submitted to the applicable Association for arbitration and compliance, BANK agrees to pay all fees and filing costs and any other costs assessed pursuant thereto.

            (b)   If, with respect to any Sales Draft:

                  (1) The applicable Card issuer initiates a chargeback with respect to a Sales Draft;

                  (2) BANK has delivered to NPC a Credit Voucher with respect to any transactions; or


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                  (3)   BANK fails to forward to NPC a copy of a requested Sales
                        Draft following receipt of a retrieval request; then
                        BANK shall be obligated to pay to NPC the disputed amount of the Sales Drafts, the amount of the Credit Voucher or the disputed amount of the missing Sales Draft.

            (c) Upon receipt of payment from BANK of any amount due and payable with respect to any Sales Draft or Credit Voucher in
                  Section 6(b) above, NPC shall provide BANK with any information possessed by or otherwise reasonably available to NPC which may enable BANK to recover from others for any such Sales Draft or Credit Voucher.

      7.    SETTLEMENT OF CARD TRANSACTIONS; RIGHT TO DEBIT/CREDIT.
            -------------------------------------------------------

            (a) BANK shall maintain a Depository Account into which settlement amounts received by NPC from the applicable Associations and due to BANK pursuant to this Agreement with respect to Sales Drafts and Cash Advances processed and settled by NPC for BANK (and BANK Merchants) shall be deposited. Such Depository Account may be maintained at BANK or at any other depository institution in the United States specified by BANK. All settlement funds deposited to BANK's Depository Account are subject to NPC's final audit and checking, and BANK agrees that NPC may debit the BANK's Depository Account on a daily basis for any and all fees and amounts owed NPC, and may debit or credit BANK's Depository Account on a daily basis for any deficiencies and overages. Credits to BANK's Depository Account are provisional until the expiration of the time period for chargebacks under the Association Rules.

            (b) Upon termination of this Agreement, BANK's Depository Account shall remain open for a period of at least 280 days thereafter for the debiting of any chargebacks which may remain valid under the Association Rules. Sufficient funds shall be held therein which are sufficient (together with the funds in any escrow account) to cover such chargebacks. If a BANK Merchant has engaged in an activity which may result in chargebacks for a period of time longer than 280 days, BANK's Depository Account shall remain open until the chargeback period shall become expired.

            (c) In addition to any other rights NPC has pursuant to this Agreement, BANK authorizes NPC to debit BANK's Depository Account for, or deduct from amounts otherwise due to BANK, any amounts which NPC is entitled to collect or hold in escrow pursuant to this Agreement.

      8.    ADJUSTMENTS.
            ------------

            If BANK believes any adjustments are needed with respect to any debits or credits effected by NPC with respect to BANK's Depository Account for any amounts due to or due from BANK, BANK shall notify NPC in writing within 45 days after such debit or credit is effected. If BANK fails to notify NPC within such timeframe, NPC shall not be responsible for investigating or effecting any required adjustments, absent NPC's gross negligence or their employees' fraud or misconduct. If BANK notifies NPC after such time period that it believes adjustments are needed, NPC may, in their discretion, assist BANK in investigating whether any adjustments are appropriate and whether any amounts are due to or from other parties, but NPC shall not have any liability to effect any such adjustments absent NPC's gross negligence or their employees' fraud or misconduct. Any voluntary efforts by NPC to assist BANK in investigating such matters shall not create any obligation to continue such investigation or assist with any investigation in response to any future notices of possible adjustments that are not timely submitted.

      9.    FEES AND PAYMENTS.
            ------------------

            (a) PROCESSING FEES. NPC shall debit BANK's Depository Account on a daily basis for the fees set forth in Attachment D-1 and D-2. NPC, at its option, may elect to debit the BANK's

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                  Depository Account on a less frequent basis than daily for certain fees. Any such election at any time by NPC to debit the BANK's Depository Account for certain NPC fees on a less frequent basis than daily, will not be taken or held as a waiver of NPC's rights to debit for fees on a daily basis at any time thereafter.

            (b) THIRD PARTY CHARGES. The fees set forth in Attachment D-1 and D-2 shall be subject to adjustments to accommodate the imposition of new or amended fees by third parties including additional unforeseen processing costs arising from any requirements imposed by third parties beyond the normal processing contemplated hereunder, or from the imposition of new or amended regulations declared by the Associations or governmental requirements, and will be immediately effective upon the effective date of such adjustment.

            (c) PENALTY CHARGES. BANK shall be responsible for penalty charges, including excessive chargeback handling fees levied by the Associations attributable to any of BANK's Merchants, but excluding penalty charges, if any, attributable to any error, omission or other fault or failure by NPC.

            (d) EXCESS ACTIVITY. If current exception processing volumes including, but not limited to, Chargebacks and Retrievals, or if current merchant call volumes increase disproportionally to increases in BANK portfolio dimensions, NPC reserves the right to request corrective action from the bank to correct the situation or charge additional fees to compensate for increased volume.

      10.   SALES AND USE TAXES.
            --------------------

            From time to time, BANK will provide to NPC evidence of its proper and timely payment of any applicable taxes on services or equipment provided by and under this Agreement (including, if applicable, evidence of resale certificates and evidence of the jurisdictions in which it pays any such taxes). BANK assumes all liability for the proper and timely payment of any such taxes.

      11.   COLLECTIONS.
            ------------

            NPC shall have the sole right to receive payments on all sales drafts for which NPC has given BANK credit unless and until charged back to BANK, in which latter event BANK may enforce collection thereof.

      12.   REPRESENTATIONS.
            ----------------

            BANK unconditionally represents and warrants to NPC that all Sales Drafts submitted to NPC hereunder will represent the indebtedness of a Cardholder in amounts set forth therein for goods sold or services rendered only, shall not involve any element of credit for any other purpose, and shall not be subject to any defense, dispute, offset or counterclaim which may be raised by a Cardholder under the Association Rules, the Consumer Credit Protection Act (15 USC 1601), or other relevant statutes or regulations or any jurisdiction.

      13.   SERVICE MARKS AND TRADEMARKS.
            -----------------------------

            BANK shall adequately display the MasterCard and Visa marks or logotypes on promotional material. BANK may use such promotional materials as may be supplied to it by NPC and which contain the trademarks and service marks owned by NPC or the Associations, and BANK may utilize such trademarks and service marks in its own promotional and advertising materials without specific authorization, in each case so long as the colors, sizes and designs of such marks conform to the specifications of Association Rules and so long as such trademarks and service marks are footnoted as to registration. BANK shall obtain the prior written consent of NPC for any other display, show or use of such trademarks or service marks. BANK and NPC acknowledge that neither will acquire any right, title or interest in or to the other's, or the Associations' trademarks, service marks or company names. Trademarks, service marks and company names shall remain the exclusive property of the respective owners and upon termination of this Agreement, the parties hereto will discontinue all reference to and display of the trademarks, service marks and company names hereunder.

      14.   COMPLIANCE.
            -----------

            (a) LAWS, CARD ASSOCIATION RULES, ETC. NPC and BANK each agrees to comply with applicable laws and regulations and the Association Rules in performing this Agreement and in dealing with all of BANK's Merchants. Changes in the performance of the obligations of BANK or NPC under this Agreement necessitated by a change in applicable law or regulation, the Association Rules or any interpretation thereof shall not constitute a breach of this Agreement, but this shall not be construed to relieve any such party from liability hereunder for any failure to comply with applicable laws, regulations, Association Rules or the interpretations thereof. In the event that the Association Rules are modified such that some or all of the activities contemplated by this Agreement are prohibited, then all of the parties hereto shall negotiate in good faith to make any amendments to this Agreement or to enter into a new Agreement to provide for the continued future cooperative relationship of NPC and BANK on terms as similar as possible to those contemplated by this Agreement, provided that no party shall be obligated to agree to any terms that are unreasonable or unduly burdensome to it.

            (b) PROCEDURES, ETC. BANK shall also comply with the procedures and specific methods of operation that NPC may issue from time to time.

            (c) BOOKS AND RECORDS. NPC and BANK each agrees to maintain books and records of all transactions and investigations which such party performs hereunder and to make such books and records available for inspection by the other party, and to the extent required by applicable Card Association Rules, to the Card Associations, at reasonable hours and upon reasonable prior notice. Without in any way limiting the foregoing, BANK agrees to retain for the periods required by the Card Association Rules and to make available for inspection and copying by NPC (and by the applicable Card Association, if required by applicable Card Association Rules) records evidencing the on-site visits and credit investigations of merchants performed on behalf of itself or NPC.

      15.   TERM: TERMINATION.
            ------------------

            (a) This Agreement shall have an initial term of 5 years commencing on the date hereof, and unless terminated, shall be renewed for successive one year terms thereafter.

            (b)   This Agreement may be terminated as follows:

                  (i) NPC or BANK may terminate this Agreement by giving written notice to the other party or parties at least 60 days prior to the end of the original term or any renewal term; such termination to take effect at the end of such term.

                  (ii) If at any time during the term hereunder the practices hereunder are declared unlawful by federal or state authorities or by a judicial body, or upon any deadline imposed by MasterCard or Visa for complying with any Association Rule which precludes the continued performance by NPC or BANK of their obligations hereunder, any party may terminate this Agreement immediately;

                  (iii) If any party shall materially default in the performance of its obligations hereunder and shall fail or refuse to remedy such default within 30 days after written notice, the other party or parties may terminate this Agreement on 7 days written notice.

                  (iv) At any time after the filing of any petition in bankruptcy or for reorganization or debt consolidation under the federal bankruptcy laws or receivership, or under any comparable law by or against a party hereto, or upon a party making an assignment of its assets for the benefit of creditors, or upon a party's application for the appointment of a receiver or trustee of a party's assets, or upon an involuntary petition in bankruptcy being filed against a party if such petition is not dismissed within 30 days after it is filed, or upon the initiation by governmental authorities of any receivership or assisted acquisition transaction, the other party or parties may terminate this Agreement.

                  (v)   BANK may terminate pursuant to its rights provided in
                        Section 19.

            (c) No termination hereunder shall affect the rights or obligations of any party which may have arisen or accrued prior to such termination.

      16.   ASSIGNABILITY; SUCCESSORS AND ASSIGNS.
            --------------------------------------

            This Agreement may not be assigned be either party, except as provided herein, without the written consent of the other, which consent shall not be unreasonably withheld. This Agreement may be assigned by either party to a successor corporation, without the other's consent, provided such successor corporation fully assumes the rights and liabilities of the assigning party under this Agreement. The assigning party shall promptly notify the other of any such assignment. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto.

      17.   ENTIRE AGREEMENT, AMENDMENT.
            ----------------------------

            This Agreement, including all schedules and documents referenced herein as a part of this Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements, negotiations and communications on the subject matter of this Agreement. Except as otherwise provided herein, neither this Agreement nor any of its provisions shall be amended or modified except by an agreement in writing of all parties that expressly refers to this Agreement and provides that it is intended to modify this Agreement.

      18.   NOTICES.
            --------

            Any notice or other communication hereunder must be given in writing and either (a) delivered in person or by courier service, (b) transmitted by telecopy mechanism, provided that any notice so given is also sent for delivery as provided in clause (a) or mailed as provided in clause (c), or (c) mailed by certified or registered mail postage prepaid, as follows:


             NPC:            Mr. Louis C. Parker III
                             General Counsel
                             National Processing Company
                             1231 Durrett Lane
                             Louisville, KY  40285
                             Telephone:  (502)364-2109
                             Telecopier: (502)364-2284

             BANK:         ___________________________
                           ___________________________
                           ___________________________
                           ___________________________

      19.   ENHANCED ACCOUNT PROCESSING PLATFORM.
            -------------------------------------

            (a) NPC agrees to install and have fully operational, on or before January 1, 1997 a processing platform that will provide features and functionality substantially similar to those provided by Total System Services, Inc. Should NPC not make such a platform operational by such date, BANK may provide NPC 60 days written notice of termination, provided such notice is received by NPC no later than February 1, 1997.

            (b) NPC will utilize good faith efforts to develop and implement a conversion plan for the BANK's Merchants movement to the new platform.

            (c) BANK agrees to utilize good faith efforts to provide adequate resources, including, but not limited to, personnel, to effectuate a timely conversion of its Merchants to the new processing platform.

      20.   INDEMNITIES.
            ------------

            Each will indemnify, defend and hold the other harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) resulting from any breach of any covenant or any misrepresentation by the indemnifying party under this Agreement or arising out of its or its agent's, representative's, or employee's gross negligence or willful misconduct in connection with this Agreement.

            IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE OR FOR ANY REASON WHATSOEVER REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE EVEN IF IT HAS BEEN NOTIFIED OF THE POSSIBILITIES THEREOF. Except for liability arising from gross negligence or willful misconduct, the total cumulative liability of NPC for damages arising from any breach of this Agreement or any other claims under this Agreement, including claims for indemnity, shall not exceed an amount equal to six (6) months average Backroom and Settlement fees.

      21.   CERTAIN MATTERS RELATING TO VISA.
            ---------------------------------

            The parties acknowledge that the Visa Association Rules give Visa certain rights to terminate or limit this Agreement with respect to transactions involving Visa cards and the Visa card system.

      22.   FORCE MAJEURE.
            --------------

            Either party to this Agreement shall be released from liability hereunder for failure to perform any of the obligations herein where such failure to perform occurs by reason of any act of God, fire, flood, storm, earthquake, tidal wave, communications failure, sabotage, war, military operation, national emergency, mechanical or electrical breakdown, civil commotion, strikes, or the order, requisition, request or recommendation of any governmental agency or acting governmental authority, or either party's compliance therewith or government proration, regulation, or priority, or any other cause beyond either party's reasonable control whether similar or dissimilar to such causes.

      23.   INFORMATION CONFIDENTIAL.
            -------------------------

            (a) BANK shall not, without the Cardholder's consent, sell, purchase, provide or exchange account number information in the form of imprinted Sales Drafts, carbon copies of imprinted Sales Drafts, mailing lists, tapes or other media obtained by reason of a Card transaction to any third party, other than to NPC, to BANK's agents for the purpose of assisting BANK in its business, to the financial institution where BANK maintains its Depository Account, to Visa or MasterCard, or pursuant to an official request.

            (b) All parties agree that each will reveal Confidential Information only to those of its directors, officers, or employees with a need to know. Each party agrees not to use Confidential Information nor to disclose Confidential Information to any third party, except as may be necessary for that party to perform its obligations pursuant to this Agreement, unless otherwise agreed upon by the parties or required by law. If any party should disclose Confidential Information to a third party, such party will cause the third party to agree to the confidentiality provisions set forth in this Section. The provisions of this Section will survive the termination of this Agreement.

      24.   SECTION HEADINGS.
            -----------------

            The Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

      25.   GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.
            -----------------------------------------------

            This Agreement, and the rights and duties of the parties hereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky except that Section 26 shall be governed by the Federal Arbitration Act. Each party hereby submits to the nonexclusive jurisdiction of the United States District Court for the Louisville District of Kentucky for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

      26.   DISPUTE RESOLUTION AND ARBITRATION.
            -----------------------------------

            If the parties disagree as to any matter governed by this Agreement, the parties shall promptly consult with one another in an effort to resolve the disagreement. Initially, the individuals designated by BANK and NPC to receive notices under this Agreement shall negotiate in good faith in an effort to settle the disagreement. If such effort is unsuccessful, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") (subject to the provisions stated below), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrators shall have the right to employ experts to assist them in any arbitration proceeding under this Section and shall have the right to render equitable, as well as other, awards and relief. Before submitting a list of potential arbitrators to the parties for their consideration, the AAA shall consult with each party to discuss the applicable qualifications for the proposed arbitrators. Upon request by either party as to any particular controversy or claim under this Agreement, the AAA shall select a panel of at least three arbitrators, but if no such request is made by the time the parties comment on any proposed list of arbitrators, the AAA may select a single arbitrator unless the AAA determines that a greater number of arbitrators is appropriate. Notwithstanding any choice of law provision in Section 25, any arbitration hereunder shall be governed by the Federal Arbitration Act.

      27.   AUTHORITY.
            ----------

            Each party to this Agreement hereby represents and warrants to the other that it has the full right, power and authority to enter into and perform this Agreement in accordance with all terms and conditions hereof.


      28.   WAIVER.
            -------

            The waiver of any provision or failure to enforce or require performance of any provision of this Agreement, at any time, shall in no way affect the full right of NPC to require subsequent performance at any time thereafter, nor shall it be taken or held to be a waiver of any succeeding breach of such provision nor as a waiver of the provision itself.

      29.   COUNTERPARTS; FACSIMILE DELIVERY.
            ---------------------------------

            This Agreement and any other agreement or document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement or document and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other party. Any party may deliver an executed copy of this Agreement and an executed copy of any other agreements or documents contemplated hereby by facsimile transmission to another party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or such other document.


IN WITNESS WHEREOF, the parties by their duly authorized officers have executed and delivered this Agreement.


NATIONAL CITY BANK

BY:_______________________________

NAME:____________________________

TITLE:____________________________


NATIONAL PROCESSING COMPANY

BY:________________________________

NAME:_____________________________

TITLE:_____________________________